                                                                    Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            GLOBALOPTIONS GROUP, INC.

                                       AND

                                 FACTICON, INC.

                                FEBRUARY 28, 2007

                            ASSET PURCHASE AGREEMENT

      THIS ASSET  PURCHASE  AGREEMENT  (the  "AGREEMENT"),  is made February 28,
2007, by and among GLOBALOPTIONS GROUP, INC., a Delaware corporation  ("Buyer"),
Facticon, Inc., a Pennsylvania corporation ("SELLER").

                                    RECITALS

      Seller  desires to sell,  and Buyer  desires to  purchase,  the Assets (as defined  below) of Seller  for the  consideration  and on the terms set forth in this Agreement.

                                    AGREEMENT

      The parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                      SALE AND TRANSFER OF ASSETS; CLOSING

      SECTION  1.1  ASSETS  TO BE  SOLD.  Upon  the  terms  and  subject  to the conditions  set forth in this  Agreement,  at the Closing (as defined in Section
1.6 below),  Seller shall sell, convey,  assign,  transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller,  free and clear of any charge, claim, equitable interest,  lien, option, pledge,  security interest,  mortgage, encroachment,  or  restriction  of any kind (an  "ENCUMBRANCE"),  other than any
Encumbrance  identified  on  ANNEX  A  as  acceptable  to  Buyer  (a  "PERMITTED
ENCUMBRANCE"),  all of Seller's property and assets, personal or mixed, tangible and intangible,  of every kind and description,  wherever located,  belonging to
Seller  and used in the  conduct  of the  Seller's  private  investigations  and security  consulting  business (the  "BUSINESS"),  including the following  (but excluding the Excluded Assets):

            (a)   all equipment, furniture, office equipment, computer hardware, supplies,  materials,  vehicles,  and other items of tangible  personal property
(other than  inventory)  of every kind owned or leased by Seller (the  "TANGIBLE
PERSONAL PROPERTY"), including those items described in SCHEDULE 2.7(B);

            (b)   all trade accounts  receivable and all other accounts or notes receivable of Seller (the "ACCOUNTS RECEIVABLE");

            (c)   any oral or written  contracts  or  agreement  (i) under which
Seller has or may acquire any rights or benefits, (ii) under which Seller has or may become subject to any  obligation or liability,  or (iii) by which Seller or any of the Assets is or may become  bound (any such  contract  or  agreement,  a
"SELLER CONTRACT"), including those Seller Contracts listed on SCHEDULE 2.14;

            (d)   all  Governmental   Authorizations   (as  defined  in  SECTION
2.11(B)) and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer;

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            (e)   all data and records related to the operations of Seller,  and copies of all records referenced in SECTION 1.2(E) below;

            (f)   all of the intangible rights and property of Seller, including
the  Intellectual   Property  Assets  (as  defined  in  SECTION  2.16)  and  the
Proprietary Assets (as defined in SECTION 2.16), going concern value,  goodwill, telephone,  telecopy, and e-mail addresses, websites, domain names, and listings including the name "Facticon," abbreviations thereof, and Facticon, Inc., or any previous name or names utilized by the Seller;

            (g)   all insurance benefits, including rights and proceeds, arising from or relating to the Assets prior to the Closing Date;

            (h)   all claims of Seller  against  third  parties  relating to the
Assets;

            (i)   all cash and cash  equivalents  and all  securities  and short term investments,  provided however, the parties agree that any such cash and/or cash  equivalents  will be used to satisy  any State  tax liens  filed  upon the
Seller priot to Closing;

            (j)   all  rights  of  Seller   relating  to  deposits  and  prepaid
expenses,  claims for refunds and rights to offset in respect  thereof which are not excluded under SECTION 1.2(F); and

            (k)   all other  properties and assets of every kind,  character and description,  tangible or intangible,  of every kind and  description,  owned by
Seller, whether or not similar to the items specifically set forth above.

All of the property and assets to be transferred to Buyer hereunder are referred to collectively as the "ASSETS".  Notwithstanding the foregoing, the transfer of the Assets  pursuant to this  Agreement  will not include the  assumption of any liability or obligation in respect  thereof unless the Buyer  expressly  assumes such liability or obligation pursuant to SECTION 1.4(A).

      SECTION 1.2  EXCLUDED  ASSETS.  Notwithstanding  anything to the  contrary contained in Section 1.1 or elsewhere in this  Agreement,  the  following  items
(collectively,  the  "EXCLUDED  ASSETS")  are not part of the sale and  purchase contemplated  hereunder,  are  excluded  from the  Assets,  and will  remain the property of Seller after the Closing:

            (a)   the minute  book,  membership  records,  and  company  seal of
Seller;

            (b)   the   equity   of  Seller   and/or   loan   receivables   from
stockholders;

            (c)   all of Seller's life insurance  policies and rights thereunder
(except to the extent specified in Sections 1.1(h) and (i));

            (d)   all  personnel  records  and  other  records  that  Seller  is required by law to retain in its possession;

                                      -3-

            (e)   all claims for refund of taxes and other governmental  charges of whatever nature;

            (f)   all  rights in  connection  with and  assets  of any  Employee
Benefit Plans (as defined in Section 2.10 below);

           (g)   all  rights  of  Seller in  connection  with the  transactions contemplated hereby; and

            (h)   the property and assets expressly  designated in and including the five real  estate  leases not being  assumed by the Buyer  SCHEDULE  2.7(A).
Provided,  however,  the Buyer  shall  reimburse  the Seller for the use of real estate leases located in Boston, Philadelphia,  Pittsburg and New Jersey for the
remainder of the respective lease terms (5/15/07,  5/31/07, 7/31,07 and 4/30/07, respectively), and for the period of use for the Dallas lease, subsequent to the
Closing Date, and such  reimbursement  shall be equal to the respective  monthly lease cost for such leased  property  including any common area cost and utility cost.  The  reimbursement  shall  be paid in  advance  for  each  month  for the anticipated use of said leased property.

      SECTION  1.3  PURCHASE  PRICE.  The  consideration  for  the  Assets  (the
"PURCHASE  PRICE") will be Two Million Eight Hundred Thousand and No/100 Dollars
($2,800,000) wherein the Purchase Price shall include: (i) cash in the amount of
One Million Four Hundred Thousand and No/ Dollars ($1,400,000) ("Cash Portion");
and (ii) Buyer's  stock in the amount of One Million  Four Hundred  Thousand and
No/ Dollars  ($1,400,000)  ("Stock Portion"),  and the assumption of the Assumed
Liabilities (as defined in Section 1.4 below).

In accordance with SECTION 1.7(B),  at the Closing,  the Purchase Price shall be delivered by Buyer to Seller,  as follows:  (A) the payment of One Million Three
Hundred  Thousand and No/100 Dollars  ($1,300,000) by wire to an escrow account, wherein the Seller's and Buyer's  legal  counsels  will jointly  agree as to the distribution,  anticipated as follows: (i) Seller's creditors, including but not limited to (x) the Internal Revenue Service; (y) various States to satisfy State tax liens; and (z) Seller's  financial  institution for its line of credit;  and
(ii) any  remaining  cash  shall be  delivered  to the Law  Offices of Morton S.
Taubman and  McNichol,  Byrne &  Matlawski,  P.C.,  as a joint escrow agent (the
"ESCROW AGENT") under the Escrow Agreement (as defined in SECTION 1.7(A) below),
(B) at Closing,  an amount equal to Seven Hundred and Fifty  Thousand and No/100
Dollars ($750,000) of the Stock Portion of the Purchase Price shall be delivered to the  Escrow  Agent  under the  Escrow  Ageement,  as such  Stock  Portion  is determined in accordance with SECTION 1.3(B);  (C) at Closing, a promissory note in the amount of One Hundred Thousand and No/100 Dollars ($100,000) (in the form of Exhibit 1.3(a),  the "Promissory Note 1") of the Cash Portion of the Purchase
Price to be delivered to the the Escrow Agent under the Escrow Agreement; (D) at
Closing,  stock in an amount  equal to Two  Hundred  Fifty  Thousand  and No/100
Dollars ($250,000) of the Stock Portion of the Purchase price to the Seller, (in the form of Exhibit 1.3 (b),  the  "Promissory  Note 2") to be  delivered to the
Escrow Agent under the Escrow Agreement; and (E) at Closing, the remaining Stock
Portion  ($400,000) shall be placed in escrow by the Buyer and held by the Buyer for the benefit of the Seller (the "Escrowed  Stock"),  and said Escrowed Stock, subject to the last sentence of this Section 1.3(a), shall be distributed to the
Seller as follows: (i) one year from the date of Closing, an amount equal to Two
Hundred  Thousand and No/100 Dollars  ($200,000) of the Escrowed Stock , as such
Stock Portion is determined in accordance with SECTION  1.3(B),  of the Purchase
Price ; and (ii) two years  from the date of  Closing,  an  amount  equal to Two

                                      -4-

Hundred  Thousand and No/100 Dollars  ($200,000) of the Escrowed  Stock, as such
Stock Portion is determined in accordance with SECTION  1.3(B),  of the Purchase
Price Any Escrowed Stock not yet distributed shall be forfeited by the Buyer, if the  Employment of Messrs.  Bullock and Jensen are terminated for cause (as that term is defined in the Employment  Agreements) and/or Messrs. Bullock and Jensen
terminate their Employment  prior to the term of said Employment  Agreement (the
"Termination of Employment").

(b)   The number of shares of Buyer Common Stock  comprising  the Stock  Portion shall be equal to number of shares  resulting  from  $1,400,000  divided  by the higher of: (i) the Fair Market  Value of a Share at the  Closing  Date or $2.00.
"FAIR MARKET  VALUE OF A SHARE" shall mean the average of the closing  prices of the sales of Buyer  Common  Stock on all  securities  exchanges  on which  Buyer
Common  Stock may at the time be listed,  or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such  exchanges  at the end of such day,  or, if on any day Buyer  Common
Stock are not so listed,  the average of the representative bid and asked prices quoted in the NASDAQ  System as of 4:00 P.M.,  New York time,  or, if on any day
Buyer  Common  Stock are not quoted in the  NASDAQ  System,  the  average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization,  in each such case averaged over a period of 180 trading days  consisting of the trading day as of which the Fair Market Value of a Share is being determined and the 180 consecutive  trading days prior to such day. All
Shares  issued  herein  will  be  subject  to Rule  144  promulgated  under  the
Securities Act of 1933, as amended.

      SECTION 1.4 LIABILITIES.

            (a)   At  the  Closing,  Buyer  shall  assume  and be  obligated  to discharge only the following specifically enumerated liabilities and obligations of Seller (the "ASSUMED LIABILITIES"):

                  (i) any trade  account  payable  that is incurred by Seller in the Ordinary  Course of Business at the Closing Date, in each case which remains unpaid as of the Closing, providing such account payables are described and aged in Schedule 1.4(a)(i);

                  (ii) any liability  arising after the Closing under any Seller
Contract  included  in the Assets  (other than any  liability  arising out of or relating to a breach which occurred prior to the Closing); and

                  (iii)  any   liability   of  Seller   described   in  SCHEDULE
1.4(A)(III),  including  an  amount  up to Fifty  Thousand  and  No/100  Dollars
($50,000)  for : (i) an accrual  for  accounting  services  required  to provide audited financial statements as required under SECTION 2.4 of this Agreement and
(ii) any legal fees incurred in the review, negotiation or preparation hereof.

            (b)   All  liabilities  and  obligations of Seller,  whether arising prior to the Closing Date, other than the Assumed  Liabilities,  are referred to as the "RETAINED  LIABILITIES".  All of the Retained Liabilities will remain the sole  responsibility  of  and  will  be  retained  solely  by  Seller.  Retained
Liabilities include, but not limited to: (i) subject to Section 1.2(h), the five real  estate  leases ; (ii)  subject  to  Section  1.4(a)  (iii),  the legal and

                                      -5-

accounting  fees  incurred  by  the  Seller  as  a  result  of  the  anticipated transaction under this Agreement, whether such fees are incurred before or after the Closing Date; and (iii) any tax liabilities not disclosed herein.

      SECTION 1.5 ALLOCATION.  The Purchase Price will be allocated as set forth in EXHIBIT 1.5. After the Closing,  the parties shall make consistent use of the allocation  specified in EXHIBIT 1.5 for all tax purposes and in any tax returns filed with the Internal Revenue Service in respect  thereof,  including IRS Form
8594.

      SECTION 1.6 CLOSING.  The  consummation  of the purchase and sale provided for in this Agreement (the  "CLOSING") will take place at Buyer's offices at New
York  City,  at 10:00  a.m.  (local  time) on a date  mutually  agreed to by the parties but not later than  February 28, 2007 (the  "CLOSING  DATE").  Provided, however,  the Closing Date shall be automatically  extended to permit the Seller sufficient time to provide the audited financial  statements  required in a form in  compliance  with Section 2.4 of this  Agreement,  but in no event later than
March 31,  2007.  Delivery of documents  at the Closing may be  accomplished  by facsimile  and/or PDF electronic  files, to be followed by delivery of originals by overnight courier, of national reputation, the day after Closing.

      SECTION 1.7 CLOSING OBLIGATIONS.

            (a)   At the Closing, Seller shall deliver to Buyer:

                  (i) a bill  of  sale  for  all of the  Assets  in a form to be agreed upon (the "BILL OF SALE"), executed by Seller;

                  (ii) an assignment  of all of the Assets which are  intangible personal property in the form of EXHIBIT 1.7(A)(II), which assignment shall also contain  Buyer's  undertaking  and  assumption of the Assumed  Liabilities  (the
"ASSIGNMENT AND ASSUMPTION AGREEMENT"), executed by Seller;

                  (iii) releases from the Internal  Revenue  Service for its tax lien and any States with their respective tax liens or soon thereafter;

                  (iv) copies of any other consent (excluding  consents relating to the Non-Material  Contracts (as defined in SECTION 1.8 below)) required to be obtained in connection with the execution and delivery of this Agreement and the consummation of the  transactions  contemplated  hereby as disclosed on SCHEDULE
2.2(C);

                  (v) an  escrow  agreement  in the form of  EXHIBIT  1.7(A)(V), executed by Seller, Buyer and the Escrow Agent (the "ESCROW AGREEMENT");

                  (vi)  the  employment   agreements  in  the  form  of  EXHIBIT
1.7(A)(VI),   executed  by  John   Bullock  and  Jim  Jensen  (the   "EMPLOYMENT
AGREEMENTS");

                                      -6-

                  (vii) the  noncompetition,  nondisclosure and  nonsolicitation agreements that have been  previously  executed by employees and assigned to the
Seller, listed on SCHEDULE 1.7.(A)(VII);

                  (viii) a certificate of the Secretary of Seller certifying, as complete  and  accurate as of the  Closing,  attached  copies of the Articles of
Incorporation  and the bylaws of Seller,  certifying and attaching all requisite resolutions  or actions of Seller's  shareholders  approving  the  execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the change of name  contemplated by SECTION 4.5 and certifying to the incumbency  of the officers of Seller  executing  this  Agreement  and any other document relating to the transactions contemplated hereby and accompanied by the requisite  documents  for  amending  the  Articles  of  Incorporation  of Seller required to effect such  change of name in form  sufficient  for filing with the
State of Pennsylvania;

                  (ix) an opinion of counsel of the  Seller,  dated the  Closing
Date, in a form customary for a similar transactions;

                  (x) the Articles of Incorporation  and all amendments  thereto of Seller,  duly  certified as of a recent date by the Secretary of State of the
Commonweath of Pennsylvania;

                  (xi)  certificates  as to the  good  standing  of  Seller  and payment of all  applicable  state taxes by Seller,  executed by the  appropriate officials of the jurisdiction of Seller's incorporation and each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation as specified  in  SCHEDULE  2.1 To the  extent  that  such  certificates  cannot be provided  prior to Closing,  seller agrees to indemnify and hold harmless  Buyer for the  non-payment of sales and income taxes for any of the  jurisdictions  in which Seller is licensed and qualified to do business as a foreign  corporation;
and

                  (xii)  such   other   deeds,   bills  of  sale,   assignments,
certificates  of  title,   documents  and  other  instruments  of  transfer  and
conveyance as may  reasonably be requested by Buyer,  each in form and substance reasonably  satisfactory to Buyer and its counsel and executed by Seller for the purpose of  facilitating  the  consummation  or performance of the  transactions contemplated hereby.

            (b)   At the Closing, Buyer shall deliver to Seller:

                  (i) The Cash Portion and the Stock Portion in accordance  with
Section 1.3 of this  Agreement,  by wire transfer to Seller's  counsel's  escrow account;

                  (ii) the  Assignment  and  Assumption  Agreement,  executed by
Buyer;

                  (iii) the Escrow  Agreement,  executed by Buyer and the Escrow
Agent,  together with the delivery of an amount equal Seven Hundred Thousand and
Fifty Thousand and No/100 Dollars  ($750,000.00)  of Stock; One Hundred Thousand
and No/100 Dollars  ($100,000)  Promissory  Note; and Two Hundred Fifty Thousand
and No/100 Dollars ($250,000) of Stock to the Escrow Agent;

                                      -7-

                  (iv) the Employment Agreements, executed by Buyer;

                  (v) the Noncompetition Agreements, executed by Buyer;

                  (vi) a certificate  of the Secretary of Buyer  certifying,  as complete and accurate as of the Closing,  attached copies of the bylaws of Buyer and  certifying  and attaching all requisite  resolutions  or actions of Buyer's board of directors  approving the  execution and delivery of this  Agreement and the consummation of the transactions  contemplated  hereby and certifying to the incumbency  of the  officers of Buyer  executing  this  Agreement  and any other document relating to the transactions contemplated hereby; and

                  (vii) a stock option plan for the  executives and employees of the Seller to be available to said employees subsequent to the Closing Date, and said option plan will contain in part:  (x) stock  options  priced at the end of the  Closing  Date at the market  value of $420,000 as of the end of the Closing
Date; (y) with a vesting schedule of three years;  and (z) distribution  list of said stock options to employees determined by the Seller.

      SECTION 1. 8 CONSENTS.  Buyer may waive the requirement that Seller obtain consents to assignment with respect to any of the Seller Contracts  disclosed on
SCHEDULE  2.2(C) (the  contracts with respect to which Buyer grants such waiver, the "NON-MATERIAL  CONTRACTS"),  in which case any such  Non-Material  Contracts will be identified as such on SCHEDULE 2.2(C).  Notwithstanding  anything to the contrary  in this  Agreement,  if any  consents  to  assignment  relating to the
Non-Material  Contracts have not been obtained at or prior to the Closing,  this
Agreement  will not  constitute  an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach of the Non-Material
Contract or result in the loss or diminution thereof; PROVIDED, HOWEVER, that in each such  case,  Seller  shall take  commercially  reasonable  steps  after the
Closing to obtain the consent of such other party to the  Non-Material  Contract to the assignment of such Non-Material Contract to the Buyer. If such consent is not  obtained,  Seller  shall  cooperate  with the Buyer to the  extent  legally permissible and feasible in any reasonable  arrangement  designed to provide for
Buyer the benefits of any Non-Material Contract,  including, without limitation, the enforcement, for the account and benefit of the Buyer, of any and all rights of Seller against any other person with respect to a Non-Material Contract.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Buyer as follows:

      SECTION 2.1 ORGANIZATION AND GOOD STANDING.

            (a)   Seller is a corporation duly organized,  validly existing, and
in  good  standing  under  the  laws  of  the  State  of  the   Commonwealth  of
Pennsylvania, with full corporate power and authority to conduct its business as

                                      -8-

it is now being  conducted,  to own or use its  properties  and  assets,  and to perform all its obligations under its contracts.  Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction set forth in SCHEDULE 2.1.

            (b)   Complete and accurate copies of the articles of  incorporation and bylaws of Seller (collectively,  the "GOVERNING DOCUMENTS"), as currently in effect, have been delivered to Buyer.

            (c)   Seller does not own and has not entered into any  agreement or contract to acquire,  any equity securities or other securities of any person or any direct or indirect equity ownership interest in any other business.

      SECTION 2.2 AUTHORITY; NO CONFLICT.

            (a)   This  Agreement  constitutes  the legal,  valid,  and  binding obligation  of Seller.  Upon the execution and delivery by Seller of each of the documents  and  instruments  to be executed  and  delivered by Seller at Closing pursuant to SECTION 1.7(A)  (collectively,  the "SELLER'S  CLOSING  DOCUMENTS"), each of Seller's Closing Documents will constitute the legal, valid, and binding obligation  of  Seller,  enforceable  against  Seller in  accordance  with their respective  terms.  Seller has the right,  power,  authority,  and  capacity  to execute and deliver this Agreement and Seller's Closing Documents and to perform its obligations  under this Agreement and Seller's Closing  Documents,  and such action has been duly authorized by all necessary action by Seller's Members.

            (b)   Neither the execution  and delivery of this  Agreement nor the consummation or performance of any of the transactions  contemplated hereby will
(with or without  notice or lapse of time):  (i)  contravene,  conflict with, or result in a violation  of any  provision  of any of the  Governing  Documents of
Seller,  (ii)  contravene,  conflict with, or result in a violation of any Legal
Requirement  (as  defined  in  SECTION  2.11(A)  below) or Order (as  defined in
SECTION 2.12(B) below) of any court or governmental authority to which Seller or any of the Assets are subject, or (iii) breach any provision of, give any person the right to declare a default or  exercise  any remedy  under,  accelerate  the maturity  or  performance  of or  payment  under,  result  in  the  creation  or imposition  of any  Encumbrance  upon  any  of  the  Assets  under,  or  cancel, terminate, or modify, any contract to which Seller is a party or by which Seller or the Assets are bound.

            (c)   Except as set forth in SCHEDULE 2.2(C), Seller is not and will not be required  to give any notice to or obtain any consent  from any person in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated hereby (including the assignment of the Seller Contracts hereunder).

      SECTION 2.3  CAPITALIZATION.  The  authorized  equity of Seller consist of common stock held entirely by the parties listed on SCHEDULE 2.3.

      SECTION 2.4 FINANCIAL STATEMENTS.  Attached hereto as SCHEDULE 2.4 are the
Seller's  unaudited  Balance Sheets and unaudited  profit and loss statement for the twelve  months ended  December 31, 2004,  December 31, 2005 and December 31,
2006 (the "FINANCIAL  STATEMENTS").  The Financial Statements fairly present the

                                      -9-

financial condition and the results of operations of Seller as at the respective dates of and for the periods  referred to in such financial  statements,  all in accordance with generally accepted accounting  principals ("GAAP") except as set forth on SCHEDULE 2.4. The Financial  Statements have been prepared from and are in accordance with the books and records of Seller.  Seller shall provide to the
Buyer, on or before Closing, a draft audited financial  statements for the years ended December 31, 2004,  December 31, 2005, December 31, 2006, and within forty five (45) days of the Closing  Date the  audited  financial  statements  for the years ended  December  31, 2005 and December 31, 2006 and for the stub period up to  the  Closing  Date,  and  such  financial  statements  shall  be  materially consistent with the previously  submitted  unaudited Financial  Statements.  The aforementioned  audited financial  statements must be in the form and an opinion of an independent  certified  public  accountant  attached to meet the standards required  by  the  Securities  and  Exchange  Commission,  and  the  independent certified public  accountant must provide its consent to the use of the Seller's audited financial  statements in the Buyer's 8-K and other registration  filings with the Securities and Exchange  Commission.  Further, the Seller's independent public  accountant  shall  make  all of its work  papers  and  other  supporting documents it utilized in proving its opinion available,  if needed for review by the Buyer's independent public accountant.

      SECTION 2.5  SUFFICIENCY  OF ASSETS.  The Assets (a) constitute all of the assets,  tangible and intangible,  necessary to conduct Seller's business in the manner  presently  operated by Seller,  and (b)  constitute all of the operating assets of Seller, other than certain real estate leased.

      SECTION 2.6 REAL  PROPERTY  LEASES.  SCHEDULE 2.6 sets forth all leases of real  property  to which the  Seller is a party  (the  "LEASES").  Complete  and accurate  copies of the Leases,  as amended or modified,  have been delivered to
Buyer.  The Buyer will not assume any of the Leases.  Seller enjoys peaceful and undisturbed possession of all such real property.

      SECTION 2.7 PERSONAL PROPERTY.

            (a)   Except as set forth on SCHEDULE  2.7(A),  Seller owns good and transferable  title to all of its Assets  (excluding  its  interest  in the real property  described in SCHEDULE 2.6), free and clear of any  Encumbrances  other than Permitted Encumbrances.

            (b)   SCHEDULE  2.7(B)  sets  forth all items of  Tangible  Personal
Property with an initial,  nondepreciated  book value in excess of $2,500.  Each item  of  Tangible  Personal  Property  is in good  repair  and  good  operating condition, ordinary wear and tear excepted, and is suitable for immediate use in the ordinary  course of business,  No item of Tangible  Personal  Property is in need of repair or replacement  other than as part of routine  maintenance in the ordinary course of business. All Tangible Personal Property is in the possession of Seller.

      SECTION 2.8 TAXES.  Except as set forth in Schedule  2.8,  Seller,  to the best of its  knowledge,  has timely  filed all tax  returns  (federal,  state or local)  required  to  be  filed  by  it  in  accordance  with  applicable  Legal
Requirements  (AS  DEFINED  IN SECTION  2.11(A)).  All of such tax  returns  are accurate  and  complete  in all  material  respects.  Seller  has  paid  or made provision  for the  payment  of all taxes  that have or may  become  due for all periods  covered by the tax returns or otherwise,  or pursuant to any assessment received by Seller.  There is no dispute or claim concerning any taxes of Seller either claimed or raised by any  governmental  authority in writing.  Seller has not  requested or been given any  extension of time within which to file returns in respect of any taxes for which Seller may be liable. All taxes that Seller is

                                      -10-

or was required by Legal  Requirements to withhold,  deduct or collect have been duly  withheld,  deducted and collected and, to the extent  required,  have been paid to the proper governmental authority.

      SECTION 2.9  EMPLOYEES.  SCHEDULE  2.9 sets forth a complete  and accurate list, giving name, job title,  current  compensation  paid or payable,  sick and vacation leave that is accrued but unused, and services credited for purposes of vesting and  eligibility  to  participate  under any  Employee  Benefit Plan (as defined below) (in each case, to the extent  applicable),  (a) for each employee of Seller,  including  each  employee on leave of absence or layoff  status (the
"EMPLOYEES"),  and (b) for any independent  contractors who render services on a regular basis to, or are under contract with, Seller. Seller has not experienced any  organized  slowdown,  work  interruption  strike,  or work  stoppage by its employees,  and, to the knowledge of Seller,  and the stockholders,  there is no strike, labor dispute, or union organization activity pending or threatened that affects  Seller's  Employees.  None of the  Employees  belongs  to any  union or collective  bargaining unit applicable to his employment with the Seller. Except as set  forth  on  SCHEDULE  2.9,  no  Employee  of  Seller  is bound by (a) any employment or similar contract or agreement with Seller,  or (b) any contract or agreement that purports to limit or restrict the ability of such Employee to (i)
perform  his duties as an employee  of Seller,  or (ii)  engage in any  conduct, activity, or practice relating to Seller's business.

      SECTION  2.10  EMPLOYEE  BENEFITS.  SCHEDULE  2.10 sets  forth all  plans, programs,  or arrangements that Seller has maintained,  sponsored,  adopted,  or obligated itself under with respect to employees' benefits, including pension or retirement  plans,  medical  or  dental  plans,  life  or  long-term  disability
insurance,   bonus  or  incentive  compensation,   or  stock  option  or  equity
participation  plans (the "EMPLOYEE BENEFIT PLANS").  Seller has no liability or obligation  with respect to any Employee  under any Employee  Benefit Plan other than normal salary or wage accruals and paid vacation,  sick leave,  and holiday accruals in accordance with Seller's  practice and policy.  Seller has performed all obligations  required to be performed under, and has complied with all Legal
Requirements in connection  with, all such Employee  Benefit Plans and is not in arrears under any of the terms thereof.

      SECTION   2.11   COMPLIANCE   WITH   LEGAL   REQUIREMENTS,    GOVERNMENTAL
AUTHORIZATIONS.

            (a)   Except as set forth on SCHEDULE  2.11(A),  Seller, to the best of its  knowledge,  is, and at all times  since  January 1, 2002,  has been,  in compliance  in all  material  respects  with any federal,  state,  or local law, ordinance or regulation  (including with respect to  environmental,  disposal of hazardous substances, or public health or safety) (a "LEGAL REQUIREMENT"),  that is or was applicable to the operation of its business or the ownership or use of any of its assets.  Seller has not received,  at any time since January 1, 2002,
any  notice  or  other   communication   (whether  oral  or  written)  from  any
governmental  authority  or any other  person  regarding  any  actual or alleged violation  of,  or  failure  to comply  with,  any  Legal  Requirement  with the exception of the Potential Tax Audit.

            (b)   SCHEDULE 2.11(B) contains a complete and accurate list of each approval, license or permit (the "GOVERNMENTAL  AUTHORIZATIONS") that is held by
Seller or that  otherwise  relates to the Seller's  business or the Assets.  The
Governmental  Authorizations listed in SCHEDULE 2.11(B) collectively  constitute

                                      -11-

all of the  approvals,  licenses  and  permits  necessary  to  permit  Seller to lawfully  conduct and operate its business in the manner it  currently  conducts and operates such business and to permit Seller to own and use its assets in the manner in which it currently  owns and uses such  assets.  The Buyer will review each Government Authorization with the corresponding  jurisdiction and determine the  necessity to submit new  applications  if needed to qualify to continue the operation of the Seller in such jurisdiction.

      SECTION 2.12 LEGAL PROCEEDINGS, ORDERS.

            (a)   Except as set forth in SCHEDULE 2.12(A),  there are no actions or proceedings  pending by or against Seller or that otherwise  relate to or may affect the business of, or any of the assets  owned or used by,  Seller.  To the knowledge of Seller,  no such action or proceeding has been  threatened,  and no event has  occurred  or  circumstance  exists  that may serve as a basis for the commencement of any such action or proceeding.

            (b)   There are no orders,  injunctions,  judgments  or decrees  (an
"ORDER")  outstanding  against Seller or that otherwise  relate to or may affect the business of, or any of the assets owned or used by, Seller.

      SECTION  2.13  INSURANCE.  SCHEDULE  2.13 sets  forth (a) a  complete  and accurate  list of all  insurance  under which any of the assets or properties of
Seller is covered or otherwise  relating to the business of Seller,  and (b) all life insurance  policies  covering the life of any Employee for which Seller has paid any premiums.  Such  policies are in full force and effect,  and Seller has paid all premiums due, and has otherwise performed all of its obligations under, each such policy of insurance.

      SECTION 2.14  CONTRACTS;  NO DEFAULTS.  SCHEDULE 2.14 contains an accurate and  complete  list of each  Seller  Contract.  Seller  has  delivered  to Buyer accurate and complete copies of each written Seller  Contract,  and has provided
Buyer with a true and accurate written description of each oral Seller Contract.
To the best of Seller's knowledge, each Seller Contract is valid and binding and in full  force and  effect,  Seller and each  other  person  that has or had any obligation  or liability  under any Seller  Contract is in  compliance  with all material  terms  and  requirements  of each  Seller  Contract,  and no event has occurred or  circumstance  exists that (with or without notice or lapse of time)
may  contravene,  conflict  with, or result in a violation or breach of, or give
Seller or any other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Seller Contract.

      SECTION 2.15 INTELLECTUAL PROPERTY. SCHEDULE 2.15 lists any names, assumed
names,   registered  or  unregistered  trade  names,   patents,   inventions  or
discoveries  that may be  patentable,  registered  or  unregistered  trademarks, registered or unregistered service marks, registered or unregistered copyrights, applications for any of the foregoing, computer software, rights in internet web sites and internet domain names owned, used or licensed by Seller (collectively, the "INTELLECTUAL  PROPERTY  ASSETS").  The  documentation  relating to (a) such
Intellectual Property Assets and (b) any trade secrets,  know-how,  confidential or proprietary  information  and customer lists (the items  referenced in clause
(b), the "PROPRIETARY  ASSETS") is current,  accurate,  and sufficient in detail and  content to allow its full and proper use.  Seller has taken all  reasonable precautions to protect the secrecy, confidentiality, and value of the all of the

                                      -12-

Intellectual  Property Assets and Proprietary  Assets,  and has the right to use all of the  Intellectual  Property  Assets and Proprietary  Assets.  None of the
Intellectual  Property  Assets or  Proprietary  Assets is subject to any adverse claim or has been  challenged or threatened in any way or infringes or conflicts
with  any  patent  or  copyright   application  or  registration  or  any  other
intellectual  property  right of any other person.  The ownership and use of the
Intellectual  Property  Assets and  Proprietary  Assets by Buyer  following  the
Closing will not infringe upon or conflict with the intellectual property rights of any person.

      SECTION 2.16  RELATIONSHIPS  WITH RELATED PERSONS.  Except as set forth in
SCHEDULE 2.16, no stockholder in Seller or any Related Person (as defined below)
of a stockholder has any interest in any property  (whether real,  personal,  or mixed and whether  tangible or  intangible),  used in or  pertaining to Seller's business.  To the knowledge of the Seller,  no stockholder or any Related Person of any stockholder  owns an equity  interest or any other financial  interest in any person that has (a) had business dealings or a material  financial  interest in any  transaction  with Seller other than  business  dealings or  transactions disclosed  in SCHEDULE  2.16,  each of which has been  conducted in the ordinary
course  of  business  at   substantially   prevailing   market   prices  and  on
substantially prevailing market terms, or (b) engaged in competition with Seller with respect to the Seller's business. Except as set forth on SCHEDULE 2.16, the
Seller is not indebted, directly or indirectly, to any person who is an officer, director or stockholder of the Seller or any Affiliate of any such person in any amount other than for salaries for services  rendered or  reimbursable  business expenses, and no such officer, director, stockholder or Affiliate is indebted to the Seller,  except for advances made to employees of the Seller in the ordinary course of business to meet  reimbursable  business  expenses  anticipated  to be incurred by such person. For the purposes of this SECTION 2.16, "RELATED PERSON"
means,  with respect to any individual:  (i) an individual's  spouse,  siblings, siblings'  children,  children,  grandchildren  or  parents;  or  (ii) a  trust, corporation,  partnership  or other  entity,  the  beneficiaries,  stockholders, partners,  or owners, or persons holding a controlling interest of which consist of  such  individuals  referred  to in the  immediately  preceding  clause  (i).
Affiliate for purposes of this Agreement shall mean a wholly owned subsidiary of the Seller.

      SECTION 2.17 NO  UNDISCLOSED  LIABILITIES.  Seller has no  liabilities  or obligations except for liabilities or obligations  reflected or reserved against in the unaudited balance sheet as of December 31, 2006 (the "BALANCE SHEET") and current liabilities  incurred in the ordinary course of business of Seller since
December 31, 2006.

      SECTION  2.18  NO  MATERIAL  ADVERSE  CHANGE.  Between  the  date  of this
Agreement  and the  Closing  Date (a)  there has not been any  material  adverse change in the business, properties,  prospects, assets, results of operations or condition  (financial  or  otherwise)  of Seller,  and no event has  occurred or circumstance exists that may result in such a material adverse change; (b) there has not been any sale,  lease, or other  disposition of any asset or property of
Seller other than in the ordinary course of business,  or any Encumbrance on any asset or property of Seller;  and (c) Seller has  conducted its business only in the ordinary course of business so as to preserve its business  intact,  to keep available to its business  the services of Seller's  employees,  and to preserve its business  and the goodwill of its  suppliers,  customers  and others  having business relations with it.

      SECTION 2.19 BROKERS OR FINDERS.  Neither  Seller nor any of its officers, directors,  employees or agents have incurred any  liability or  obligation  for brokerage or finders' fees or agents'  commissions  or other similar  payment in connection with the sale of the Assets or the transactions contemplated hereby.

                                      -13-

      SECTION  2.20  ACCOUNTS  RECEIVABLE.  All  Accounts  Receivable  that  are reflected on the Balance Sheet or on the accounting  Records of Seller as of the
Closing Date represent or will represent valid obligations arising from services actually  performed by Seller in the ordinary course of business.  Except to the extent paid prior to the Closing Date,  such Accounts  Receivable are or will be as of the Closing Date  collectible net of the respective  reserves shown on the
Balance Sheet (which  reserves are adequate and calculated  consistent with past practice). Subject to such reserves, each of such Accounts Receivable either has been or will be  collected in full,  without any set-off,  within 365 days after the day on which it first  becomes due and  payable.  SCHEDULE  2.20  contains a complete and  accurate  list of all  Accounts  Receivable  as of the date of the
Balance Sheet, which list sets forth the aging of each such Account Receivable.

      SECTION 2.21 CUSTOMERS AND SUPPLIERS.  Since December 31, 2006,  there has been no adverse change in the business  relationship of Seller with any material customer or  supplier.  Seller has not  received  any notice  that any  material customer or  supplier  has any  intention  to  terminate  or  materially  reduce purchases  from or  supplies  to Seller on  account of the  consummation  of the transactions contemplated hereby or otherwise.

      SECTION 2.22 BOOKS AND RECORDS.  The books of account and other  financial records of Seller are  complete  and correct in all  material  respects and have been  maintained in accordance  with sound business  practices and in accordance with applicable laws and regulations.

      SECTION 2.23 BANK ACCOUNTS. SCHEDULE 2.23 contains a complete and accurate list of all bank accounts and safe deposit boxes in the name of or controlled by the Seller, and the person or persons authorized to act or sign on behalf of the
Seller in respect of any of the foregoing.

      SECTION 2.24 PREPAYMENTS AND DEPOSITS. SCHEDULE 2.24 sets forth a complete and accurate list of all  prepayments or deposits from customers for services to be performed after the Closing Date which have been received by Seller as of the date hereof.

      SECTION 2.25 DISCLOSURE.  No representation or warranty or other statement made by Seller or the  Members in this  Agreement  or in any  certificate  to be delivered hereunder, contains or will contain any untrue statement of a material fact or omits,  or will omit, to state a material fact  necessary to make any of them, not misleading.  There does not now exist any event,  condition,  or other matter,  individually  or in the aggregate,  adversely  affecting  Seller or the
Seller's business, prospects,  financial condition, or results of its operations that has not been set forth this Agreement or the Schedules hereto.

      SECTION  2.26  BROKERS.  No brokers have been hired or  contracted  by the
Seller for the transaction contemplated under this Agreement.

                                      -14-

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller as follows:

      SECTION 3.1  ORGANIZATION  AND GOOD STANDING.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of
Delaware,  with full corporate power and authority to conduct its business as it is now being conducted.

      SECTION 3.2 AUTHORITY, NO CONFLICT.

            (a)   This  Agreement  constitutes  the legal,  valid,  and  binding obligation of Buyer,  enforceable  against it in accordance with its terms. Upon the execution and delivery by Buyer of each of the documents and  instruments to be  executed  and  delivered  by Buyer at Closing  pursuant  to  SECTION  1.7(B)
(collectively,  the "BUYER'S  CLOSING  DOCUMENTS"),  each of the Buyer's Closing
Documents will  constitute the legal,  valid,  and binding  obligation of Buyer, enforceable  against it in  accordance  with its terms.  Buyer has the  absolute right, power and authority to execute and deliver this Agreement and the Buyer's
Closing  Documents and to perform its  obligations  under this Agreement and the
Buyer's  Closing  Documents,  and such  action has been duly  authorized  by all necessary corporate action.

            (b)   Neither the execution and delivery of this  Agreement by Buyer nor the  consummation  or  performance of any of the  transactions  contemplated hereby by Buyer will (with or without notice or lapse of time):  (i) contravene, conflict with or result in a violation of any  provision of Buyer's  certificate of  incorporation  or  bylaws;  (ii)  contravene,  conflict  with or result in a violation  of any  Legal  Requirement  or  Order of any  court  or  governmental authority to which Buyer or its assets are subject,  or (iii)  conflict  with or result in the breach or termination of any term or provision of, or constitute a default under,  or cause any  acceleration  under,  or cause the creation of any
Encumbrance  upon the  properties  or  assets  of the  Buyer  pursuant  to,  any indenture, mortgage, deed of trust or other agreement or instrument to which the
Buyer is a party or by which  the  Buyer or any of its  properties  is or may be bound.

      SECTION 3.3 CONSENTS AND APPROVALS. SCHEDULE 3.3 sets forth a complete and accurate  list of all consents and  approvals of third parties that are required
in  connection  with  the   consummation  by  the  Buyer  of  the   transactions
contemplated by this Agreement,  all of which consents and approvals either have been obtained or will be obtained prior to the Closing Date.

      SECTION 3.4 REGULATORY APPROVALS. All consents, approvals,  authorizations or other  requirements  prescribed by any law,  rule or regulation  that must be obtained or satisfied by the Buyer and that are necessary  for the  consummation of the  transactions  contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

                                      -15-

                                   ARTICLE IV
                      COVENANTS OF SELLER PRIOR TO CLOSING

      SECTION 4.1 ACCESS AND  INVESTIGATION.  Between the date of this Agreement and the Closing Date, and upon  reasonable  advance notice  received from Buyer,
Seller shall (a) afford Buyer and its  Representatives  and prospective  lenders and  their  Representatives  (collectively,  the  "BUYER  Group")  full and free access,  during normal business hours, to Seller's management personnel offices, properties offices, and books and records, such rights of access to be exercised in a manner that does not unreasonably  interfere with the operations of Seller,
(b)  furnish the Buyer  Group with  copies of all such  Contracts,  Governmental
Authorizations,  books  and  records,  and  other  existing  data as  Buyer  may reasonably request, (c) furnish the Buyer Group with such additional  financial, operating,  and other  relevant  data and  information  as Buyer may  reasonably request,  and (d)  otherwise  cooperate  and  assist,  to the extent  reasonably requested by Buyer, with Buyer's  investigation of the properties,  assets,  and financial condition of the Seller.

      SECTION 4.2 OPERATION OF THE BUSINESS OF SELLER.  Between the date of this
Agreement and the Closing Date, Seller shall:

            (a)   conduct the business of the Seller only in the Ordinary Course of Business (as defined below);

            (b)   use its commercially reasonable efforts to preserve intact the current business  organization of the Seller, keep available the services of the
Seller's  officers,  employees,  and agents, and maintain the Seller's relations and good  will  with  suppliers,  customers,  landlords,  creditors,  employees, agents, and others having business relationships with it;

            (c)   confer with Buyer prior to implementing  operational decisions of a material nature; and

            (d)   otherwise  report  periodically to Buyer concerning the status of the business, operations, and finances of the Seller.

      "ORDINARY COURSE OF BUSINESS" means an action that is consistent in nature and scope with  Seller's  past  practices,  taken in the ordinary  course of the normal  day-to-day  operations  of  Seller  and that does not  require  specific authorization by the stockholders of Seller.

      SECTION 4.3 NEGATIVE  COVENANT.  Except in the Ordinary Course of Business
or as otherwise expressly  permitted herein,  between the date of this Agreement and the Closing Date,  Seller shall not,  without the prior  written  Consent of
Buyer:

            (a)   pay or increase any bonuses,  salaries,  or other compensation to any stockholder,  director,  officer, or employee or enter into any severance or similar contract with any director, officer, or employee;

            (b)   adopt,  amend or increase the  payments to or benefits  under, any Employee Benefit Plan with respect to the Employees;

            (c)   mortgage,  pledge,  or impose any  Encumbrance on any Asset of the Seller;

                                      -16-

            (d)   modify  any   material   Seller   Contract   or   Governmental
Authorization;

            (e)   cancel or waive any claims or rights with a value to Seller in excess of $10,000; or

            (f)   agree,  whether  orally  or in  writing,  to  do  any  of  the foregoing.

      SECTION  4.4.  NOTIFICATION.  Between the date of this  Agreement  and the
Closing Date,  Seller shall promptly notify Buyer in writing if it becomes aware of (a) any fact or  condition  that  causes  or  constitutes  a breach of any of
Seller's  representations  and warranties made as of the date of this Agreement, or (b) the occurrence  after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly  contemplated by this
Agreement)  cause  any such  representation  or  warranty  to be  inaccurate  or incomplete in any material  respect,  had that  representation  or warranty been made as of the time of the occurrence of, or Seller's discovery of, such fact or condition.  Should  any  such  fact  or  condition  require  any  change  to the
Schedules,  Seller shall promptly deliver to Buyer a supplement to the Schedules specifying such change.

      SECTION  4.5  NO  NEGOTIATION.  Until  such  time  as  this  Agreement  is terminated  pursuant to SECTION 9.1,  Seller  shall not  directly or  indirectly solicit,  initiate,  encourage or  entertain  any  inquiries or proposals  from, discuss or negotiate  with,  provide any non-public  information to, or consider the merits of any  inquiries or proposals  from,  any person  (other than Buyer)
relating to any business combination transaction involving Seller, including the sale by the  shareholders  of Seller's  stock,  the merger or  consolidation  of
Seller,  or the sale of the  Business  or any of the Assets  (other  than in the
Ordinary  Course of Business).  Seller shall  promptly  notify Buyer of any such inquiry or proposal.

      SECTION 4.6 BEST EFFORTS. Seller and the stockholders shall use their best efforts to cause the conditions in Article VI and Article VII to be satisfied.

      SECTION 4.7 PAYMENT OF LIABILITIES.  Seller shall pay or otherwise satisfy in the Ordinary Course of Business all of its liabilities and obligations. Buyer and Seller  hereby waive  compliance  with the bulk  transfer  provisions of the
Uniform  Commercial  Code (or any similar law) ("BULK SALES LAWS") in connection with the contemplated transactions.

      SECTION  4.8 CHANGE OF NAME.  On or soon after the  Closing  Date,  Seller shall take all other actions  necessary to amend its certificate of organization and change its name to one  sufficiently  dissimilar to Seller's present name to avoid confusion.

                                    ARTICLE V
                       COVENANTS OF BUYER PRIOR TO CLOSING

      SECTION 5.1 REQUIRED APPROVALS.  As promptly as practicable after the date of this  Agreement,  Buyer shall obtain all consents and approvals as identified in SCHEDULE 3.3.  Buyer also shall fully  cooperate with Seller in obtaining all consents identified in SCHEDULE 2.2(C).

                                      -17-

      SECTION 5.2 BEST  EFFORTS.  Buyer shall use its best  efforts to cause the conditions in Article VI and Article VII to be satisfied.

      SECTION  5.3  NOTIFICATION.  Between  the date of this  Agreement  and the
Closing Date,  Buyer shall promptly notify Seller in writing if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would or be  reasonably  likely to (except  as  expressly  contemplated  by this
Agreement) cause any  representation  or warranty to be inaccurate or incomplete in any material respect, had that representation or warranty been made as of the time of the  occurrence  of, or Buyer's  discovery  of, such fact or  condition.
Should any such fact or  condition  require any change to the  Schedules,  Buyer shall promptly  deliver to Seller a supplement to the Schedules  specifying such change.

                                   ARTICLE VI
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

      Buyer's  obligation  to purchase the Assets and to take the other  actions required to be taken by Buyer at the Closing is subject to the satisfaction,  at or prior to the Closing,  of each of the following  conditions (any of which may be waived by Buyer, in whole or in part):

      SECTION  6.1  ACCURACY  OF   REPRESENTATIONS.   The   representations  and
warranties  of  Seller  in this  Agreement  shall be  accurate  in all  material respects as of the Closing Date as if made on the Closing  Date,  except for any changes consented to in writing by Buyer.

      SECTION 6.2 SELLER'S  PERFORMANCE.  All of the covenants  and  obligations that Seller is required to perform or to comply with pursuant to this  Agreement at or prior to the Closing  shall have been duly  performed and complied with in all material respects.

      SECTION 6.3 CONSENTS.  Each of the consents identified in EXHIBIT 6.3 (the
"MATERIAL  CONSENTS")  must have  been  obtained  and must be in full  force and effect.

      SECTION  6.4 TAX LIENS.  Seller  shall make  every  effort to resolve  the
Federal and State tax liens and Buyer shall be  satisfied  that such effort will result in full releases of such liens.

      SECTION 6.5  ADDITIONAL  DOCUMENTS.  Seller must have caused the documents and  instruments  required by SECTION  1.7(A) and the following  documents to be delivered (or tendered subject only to Closing) to Buyer:

            (a)   A  statement  from the holder of each note  listed on SCHEDULE
1.4(A)(III),  if any, dated the Closing Date, setting forth the principal amount then outstanding on the indebtedness represented by such note, the interest rate thereon,  and a statement to the effect that Seller, as obligor under such note, is not in default under any of the provisions thereof;

            (b)   releases  of  all  Encumbrances  on  the  Assets,  other  than
Permitted Encumbrances;

                                      -18-

            (c)   certificates dated as of a recent date prior to the Closing as to the good  standing  of Seller and  payment of all  applicable  state Taxes by
Seller,  from the  appropriate  officials  of the State of the  Commonwealth  of
Pennsylvania  and each  jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation as specified in SCHEDULE 2.L. To the extent that such  certificates  cannot be provided  prior to Closing,  seller agrees to indemnify and hold harmless Buyer for the  non-payment of sales taxes for any of the  jurisdictions in which Seller is licensed and qualified to do business as a foreign corporation; and

            (d)   such other  documents  as Buyer may  reasonably  request  with reasonable  notice for the purpose of (i)  evidencing  the  satisfaction  of any condition  referred to in this Article VI, or (ii)  otherwise  facilitating  the consummation or performance of any of the Contemplated Transactions.

      SECTION 6.6 NO PROCEEDINGS.  Since the date of this  Agreement,  there has not been  commenced  or  threatened  proceeding  or  action  (a)  involving  any challenge to, or seeking damages or other relief in connection  with, any of the contemplated transactions, or (b) that may have the effect of preventing, making illegal,  imposing limitations or conditions on, or otherwise interfering,  with any of the contemplated transactions.

      SECTION 6.7  GOVERNMENTAL  AUTHORIZATIONS.  Buyer must have  received such
Governmental  Authorizations  as are  necessary  or  desirable to allow Buyer to operate the Assets from and after the Closing.

                                   ARTICLE VII
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

      Seller's  obligation  to sell the  Assets  and to take the  other  actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing,  of each of the following  conditions (any of which may be waived by Seller, in whole or in part):

      SECTION 7.1 ACCURACY OF  REPRESENTATIONS.  All of Buyer's  representations and warranties in this Agreement must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

      SECTION 7.2 BUYER'S PERFORMANCE. All of the covenants and obligations that
Buyer is required to perform or to comply with pursuant to this  Agreement at or prior to the Closing must have been  performed and complied with in all material respects.

      SECTION 7.3 CONSENTS.  Each of the Consents identified in EXHIBIT 6.3 must have been obtained and must be in full force and effect.

      SECTION 7.4 ADDITIONAL DOCUMENTS. Buyer must have caused the documents and instruments  required  by  SECTION  1.7(B)  and the  following  documents  to be delivered (or tendered subject only to Closing) to Seller:

                                      -19-

            (a)   an opinion of the Law Offices of Morton S. Taubman,  dated the
Closing Date, in a form customary for similar transactions; and

            (b)   such other documents as Seller may reasonably  request for the purpose of evidencing  the  satisfaction  of any  condition  referred to in this
Article VII.

      SECTION  7.5  NO  INJUNCTION.  There  must  not  be in  effect  any  Legal
Requirement or any injunction or other Order that (a) prohibits the consummation of the  Contemplated  Transactions,  and (b) has been adopted or issued,  or has otherwise become effective, since the date of this Agreement.

                                  ARTICLE VIII
                              ADDITIONAL COVENANTS

      SECTION 8.1 EMPLOYEES AND EMPLOYEE BENEFITS.

            (a)   Effective  immediately  before the Closing Date,  Seller shall novate  any  employment  agreements  it may have to the  Buyer  (the  "AVAILABLE
EMPLOYEES")  and shall release such  Available  Employees from the provisions of any restrictive covenants and/or agreements with Seller with respect to Buyer so as to enable Buyer to employ such individuals.

            (b)   It is  understood  and agreed that (i) any offer of employment made by Buyer as  referenced  in SECTION  8.1(A) above will not  constitute  any commitment,  contract or understanding  (expressed or implied) of any obligation on the part of Buyer to a post-Closing Date employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish  pursuant to  individual  offers of  employment;  and (ii)  employment offered by Buyer is "at will" and may be  terminated  by Buyer or by an employee at anytime for any reason  (subject to any written  commitments  to the contrary made by Buyer).

            (c)   Seller  will be  responsible  for (i) the payment of all wages and other  remuneration  due to its Employees  with respect to their services as employees of Seller through the close of business on the Closing Date,  provided however,  the Buyer shall be responsible  for any salaries  accrued for a period not to exceed ten working  days prior to the Closing  Date for any  employees of the Seller  that become  employees  of the Buyer  immediately  after the Closing
Date.

      SECTION  8.2  PAYMENT  OF TAXES  RESULTING  FROM SALE OF ASSETS BY SELLER.
Seller shall pay in a timely manner all taxes (other than income taxes)  imposed on it  resulting  from or  payable  in  connection  with the sale of the  Assets pursuant to this Agreement.

      SECTION 8.3 PAYMENT OF OTHER RETAINED LIABILITIES.  In addition to payment of taxes pursuant to SECTION 8.2,  Seller shall pay, or make adequate  provision for the  payment,  in  full  of all of the  Retained  Liabilities.  If any  such
Retained  Liabilities  are not so paid or provided  for, or if Buyer  reasonably determines  that  failure  to make  any  payments  will  impair  Buyer's  use or enjoyment  of the  Assets or conduct of the  business  of the Seller  previously conducted  using the Assets,  Buyer may at any time after the Closing Date elect to make all such  payments  directly  or through  the escrow  (but shall have no obligation to do so) and will be promptly reimbursed therefor by Seller.

                                      -20-

      SECTION 8.4 COVENANT NOT TO COMPETE.

            (a)   In  consideration  of the Purchase  Price to be received under this  Agreement,  Seller agrees that,  for a period of three (3) years after the
Closing Date, it shall not directly or indirectly, do any of the following:

                  (i) engage in, or invest in, own,  manage,  operate,  finance, control,  be employed by,  associated  with or in any manner  connected with, or render  services or advice or other aid to, any person engaged in or planning to become engaged in, or any other business whose products or activities compete in whole or in part with,  the  business of Buyer,  or any  business  carried on by
Buyer utilizing the Assets, anywhere within the continental United States;

                  (ii)  induce or  attempt to induce  any  employee  of Buyer to leave the employ of Buyer,  in any way interfere with the  relationship  between
Buyer and any employee of Buyer,  or solicit,  offer  employment  to,  otherwise attempt  to hire,  employ,  or  otherwise  engage  as an  employee,  independent contractor, or otherwise, any such employee; or

                  (iii)  induce or  attempt  to  induce  any  person  that was a customer,  client or  business  relation of Buyer at any time during the one (1)
year period  preceding the Closing Date to cease doing  business with Buyer,  in any way interfere  with the  relationship  between Buyer and any such  customer, client or  business  relation,  or solicit the  business  of any such  customer, client or business relation.

            (b)   Seller  acknowledges that all of the foregoing  provisions are reasonable and are necessary to protect and preserve the value of the Assets and to prevent  any  unfair  advantage  being  conferred  on  Seller.  If any of the covenants set forth in this SECTION 8.4 are held to be unreasonable,  arbitrary, or against public policy,  the restrictive  time period herein will be deemed to be the  longest  period  permissible  by law  under  the  circumstances  and the restrictive  geographical  area herein  will be deemed to  comprise  the largest territory permissible by law under the circumstances.

      SECTION 8.5 CUSTOMER AND OTHER BUSINESS RELATIONSHIPS.  After the Closing,
Seller shall use its  reasonable  efforts to cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those  business  relationships of Seller  existing  prior to the  Closing and  relating  to the  business to be operated by Buyer  after the  Closing,  including  relationships  with  lessors, employees,  regulatory authorities,  licensors, customers, suppliers and others, and Seller  will  satisfy  the  Retained  Liabilities  in a manner  which is not detrimental  to any of such  relationships.  Seller  will  refer  to  Buyer  all inquiries  relating to the Business.  Neither  Seller nor any of its officers or employees,  shall take any action  which would tend to diminish the value of the
Assets after the Closing or which would  interfere with the business of Buyer to be engaged in after the Closing.

      SECTION 8.6 RETENTION AND ACCESS TO RECORDS. After the Closing Date, Buyer
shall retain for a period of seven (7) years those  records of Seller  delivered to Buyer.  Buyer also shall provide Seller and a representative  of the Seller's

                                      -21-

stockholders  reasonable access thereto,  during normal business hours and on at least three (3) days' prior written notice,  to enable them to prepare financial statements  or tax  returns or deal with tax  audits.  After the  Closing  Date,
Seller shall  provide  Buyer and Buyer's  representatives  reasonable  access to records that are Excluded  Assets,  during normal business hours and on at least three (3) days'  prior  written  notice,  for any  reasonable  business  purpose specified by Buyer in such notice.

                                   ARTICLE IX
                                   TERMINATION

      SECTION 9.1  TERMINATION  EVENTS.  This  Agreement  may be  terminated  by written  notice  given  prior to or at the  Closing,  subject to SECTION  9.2 as follows:

            (a)   by Buyer or Seller if a material  breach of any  provision  of this  Agreement  has been  committed  by the other party and such breach has not been waived by the non-breaching party;

            (b)   by Buyer if any condition in Article VI has not been satisfied as of the  date  specified  for  Closing  Date;  or if  satisfaction  of  such a condition by such date is or becomes  impossible (other than through the failure of Buyer to comply with its obligations under this Agreement).

            (c)   by  Seller,  if any  condition  in  Article  VII has not  been satisfied as of the date specified for Closing Date or if satisfaction of such a condition by such date is or becomes  impossible (other than through the failure of Seller to comply with its  obligations  under this  Agreement) and Seller has not waived such condition on or before such date;

            (d)   by mutual consent of Buyer and Seller; or

            (e)   by Buyer or  Seller  if the  Closing  has not  occurred  on or before  March 15,  2007 or such later date as the  parties  may agree upon or as provided  herein,  unless the party giving notice of  termination is in material breach of this Agreement.

      SECTION 9.2 EFFECT OF TERMINATION. Each party's right of termination under
SECTION 9.1 is in addition to any other rights it may have under this  Agreement or  otherwise,  and the  exercise  of such right of  termination  will not be an election of remedies.  If the Agreement is  terminated  pursuant to SECTION 9.1, subject to Article X, all  obligations  of the parties under this Agreement will terminate.

                                      -22-

                                    ARTICLE X
                                 INDEMNIFICATION

      SECTION 10.1 SURVIVAL.  All representations,  warranties,  covenants,  and
obligations  in  this  Agreement,   the  Schedules   attached  hereto,  and  the
certificates delivered pursuant to SECTION 1.7, will survive the Closing and the consummation  of the  transactions  contemplated  hereby for a period of two (2)
years.  Except  as  otherwise  provided  herein  the  right to  indemnification, reimbursement,  or  other  remedy  based  on such  representations,  warranties, covenants,  and obligations will not be affected by any investigation  conducted with respect to, or any knowledge acquired (or capable of being acquired) about, the accuracy or  inaccuracy  of or  compliance  with,  any such  representation,
warranty,  covenant  or  obligation.   Buyer  is  not  aware  of  any  facts  or
circumstances  that would serve as the basis for a claim by Buyer against Seller based upon a breach of any of the  representations  and warranties of the Seller contained in this Agreement or breach of any of Seller's covenants or agreements to be performed  at or prior to Closing.  Buyer will be deemed to have waived in full any breach of any of Seller's  representations  and warranties and any such covenants and agreements of which Buyer has awareness at the Closing.

      SECTION 10.2  INDEMNIFICATION  AND REIMBURSEMENT BY SELLER..  Seller shall indemnify and hold harmless  Buyer,  and its directors,  stockholders,  members, partners,  employees,  representatives,  and  agents  (collectively,  the "BUYER
INDEMNIFIED  PERSONS"),  and shall reimburse the Buyer Indemnified  Persons, for any loss, liability,  claim, damage or expense (including costs of investigation and  defense  and  reasonable  attorneys'  fees  and  expenses)  whether  or not involving a third-party claim (collectively,  "DAMAGES"),  arising,  directly or indirectly, from or in connection with:

            (a)   any breach of any representation or warranty made by Seller in this Agreement, or the certificates delivered pursuant to SECTION 1.7;

            (b)   any breach of any  covenant  or  obligation  of Seller in this
Agreement;

            (c)   any Retained Liabilities;

            (d)   any  liabilities  that arise after  Closing and are in any way related to the Assets or the conduct of Seller's business; and

            (e)   any Federal and State tax liens

      SECTION  10.3  INDEMNIFICATION  AND  REIMBURSEMENT  BY BUYER.  Buyer shall indemnify and hold harmless  Seller and its directors,  stockholders,  partners, employees,  representatives,  and agents (collectively,  the "SELLER INDEMNIFIED
PERSONS"),  and shall reimburse the Seller  Indemnified  Persons for any Damages arising, directly or indirectly, from or in connection with:

            (a)   any breach of any  representation or warranty made by Buyer in this Agreement or in any certificate or document  delivered by Buyer pursuant to this Agreement;

            (b)   any  breach of any  covenant  or  obligation  of Buyer in this
Agreement or in any other document,  writing,  or instrument  delivered by Buyer pursuant to this Agreement; and

            (c)   the Assumed Liabilities.

                                      -23-

      SECTION 10.4 TIME LIMITATIONS.

            (a)   Seller will have no  indemnification  liability for the breach of any  representation  or warranty set forth in Article II, unless on or before the second  anniversary of the Closing Date,  Buyer notifies  Seller of a breach specifying  the factual basis of that breach in reasonable  detail to the extent then known by Buyer and providing a reasonable  opportunity  to cure;  PROVIDED,
HOWEVER,  that any claim  with  respect  to Section  2.8  taxes,  2.10  employee benefits,  or 2.11 environmental matters may be made at any time, subject to the applicable period of statute of limitations.

            (b)   Buyer will have no indemnification liability for the breach of any representation or warranty set forth in Article III, unless on or before the second  anniversary  of the  Closing  Date,  Seller  notifies  Buyer of a breach specifying  the factual basis of that breach in reasonable  detail to the extent then known by Seller.

      SECTION 10.5 PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS. If, after the  Closing  Date,  either a Buyer  Indemnified  Person or  Seller  Indemnified
Person,  as  the  case  may  be  (the  "INDEMNITEE"),  receives  notice  of  any third-party  claim or alleged  third-party  claim asserting the existence of any matter of a nature as to which the  Indemnitee  is  entitled  to be  indemnified under this Agreement,  the Indemnitee shall promptly notify Seller, or Buyer, as the case may be (the  "INDEMNITOR"),  in writing with respect  thereto,  but the failure  to  notify  the  Indemnitor  will not  relieve  the  Indemnitor  of any liability  that it may have to an  Indemnitee,  except  to the  extent  that the
Indemnitor  demonstrates  that the defense of such action has been prejudiced by the Indemnitee's failure to give such notice. The Indemnitor will have the right to defend  against any such claim provided (a) that the  Indemnitor,  within ten
(10) days after the giving of such notice by Indemnitee,  notifies Indemnitee in writing that (i) Indemnitor disputes such claim and gives reasons therefor,  and
(ii) Indemnitor will, at its own cost and expense, defend the same, and (b) such defense is instituted and  continuously  maintained in good faith by Indemnitor.
Indemnitee  may,  if it so  elects,  designate  and pay for its own  counsel  to participate  with the  counsel  selected  by  Indemnitor  in the conduct of such defense.  Indemnitor  will not  permit  any lien or  execution  to attach to the assets of Indemnitee as a result of such claim, and the Indemnitor shall provide such bonds or  deposits  as are  necessary  to prevent  the same.  In any event,
Indemnitor will keep Indemnitee  fully advised as to the status of such defense.
If  Indemnitor  is given  notice  of a claim as  aforesaid  and  fails to notify
Indemnitee  of its  election  to defend  such claim  within the time  prescribed herein,  or after  having  elected to defend such claim fails to  institute  and maintain such defense as prescribed  herein,  or if such defense is unsuccessful then, in any such event,  the  Indemnitor  shall fully satisfy and discharge the claim  within  ten  (10)  days  after  notice  from  the  Indemnitee  requesting
Indemnitor  to do so. If the  Indemnitor  assumes  the  defense of any action or proceeding (y) no compromise or settlement of such claims may be effected by the
Indemnitor  without the  Indemnitee's  consent unless (A) there is no finding or admission of any  violation  of any legal  requirement  or any  violation of the rights of any person and no effect on any other  claims that may be made against the Indemnitee,  and (B) the sole relief  provided is monetary  damages that are paid in full by the  Indemnitor;  and (z) the Indemnitee  will have no liability with respect to any compromise or settlement of such claims effected without its consent.

                                      -24-

      SECTION 10.6  PROCEDURE FOR  INDEMNIFICATION  - OTHER CLAIMS.  A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                                   ARTICLE XI
                               GENERAL PROVISIONS

      SECTION  11.1  EXPENSES.  Except as otherwise  expressly  provided in this
Agreement,  each  party to this  Agreement  shall bear its  respective  expenses incurred in connection with the preparation,  execution, and performance of this
Agreement  and the  transactions  contemplated  hereby,  including  all fees and expenses of its representatives.

      SECTION  11.2  NOTICES.   All  notices,   consents,   waivers,  and  other
communications  under this  Agreement  must be in writing  and will be deemed to have been duly given when (a)  delivered by hand (with written  confirmation  of receipt),  (b)  sent by  facsimile  with  confirmation  of  transmission  by the transmitting  equipment,  (c)  received by the  addressee,  if sent by certified mail,  return  receipt  requested,  (d) sent by email;  or (e)  received  by the addressee,  if sent by a nationally  recognized  overnight delivery service,  in each case to the appropriate  addresses or facsimile numbers set forth below (or to such other addresses or facsimile  numbers as a party may designate by notice to the other parties):

            Buyer:            GlobalOptions Group, Inc.
                              75 Rockefeller Plaza, 27th Floor
                              New York, NY  10019
                              Attn:  Jeff Nyweide
                              Fax:  212-445-0054
                              Email:  jnyweide@globaloptions.com

            with a copy to:   Morton S. Taubman, Esq.
                              1201 15th Street, N.W., Second Floor
                              Washington, D.C. 20005
                              Fax: 202-659-2679
                              Email:  mtaubman@isiwdc.com

            Seller            Facticon, Inc.

            with a copy to:   James J. Byrne, Esq.
                              606 East Baltimore Pike
                              Media, PA 19063
                              Fax: 610-565-9531
                              Email:  jjbyrne@mbmlawoffice.com

      SECTION 11.3  JURISDICTION.  The parties  agree that the state and federal courts located in New York City, New York,  will be the sole venue and will have sole jurisdiction for the resolution of all disputes arising hereunder.  Process in any action or proceeding  referred to in the preceding sentence may be served on any party anywhere in the world.

                                      -25-

      SECTION 11.4 WAIVER.  No failure to exercise,  and no delay in exercising, on the part of  either  party,  any right  hereunder  will  operate  as a waiver thereof, nor will any single or partial exercise of any right hereunder preclude further exercise of any other right hereunder.

      SECTION 11.5 ENTIRE AGREEMENT AND MODIFICATION.  This Agreement,  together between  Seller  and  Buyer and the  Schedules,  Exhibits,  and other  documents delivered  pursuant to this  Agreement,  constitutes  a complete  and  exclusive statement of the terms of the agreement  between the parties with respect to its subject  matter and supersedes all prior  agreements,  whether  written or oral, between the parties with respect to its subject  matter.  This Agreement may not be amended except by a written agreement signed on behalf of each of the parties hereto. Provided,  however, the Buyer shall have a right to waive any conditions contained  in Article 6 to  accomplish  the  Closing  without the consent of the
Seller,  and Seller  shall  have a right to waive any  conditions  contained  in
Article 7 to accomplish the Closing without consent of the Buyer.

      SECTION 11.6 ASSIGNMENTS,  SUCCESSORS, AND NO THIRD-PARTY RIGHTS. No party may assign  any of its  rights or  delegate  any of its  obligations  under this
Agreement  without the prior written  consent of the other parties,  except that
Buyer may assign any of its rights and  delegate  any of its  obligations  under this  Agreement (i) to any affiliate of Buyer,  and (ii) in connection  with the sale of all or substantially  all of the assets of Buyer,  provided that no such assignment  or  delegation  will  relieve  Buyer  from  any of  its  obligations hereunder.  Subject to the preceding sentence,  this Agreement will apply to, be binding in all respects  upon,  and inure to the benefit of the  successors  and permitted assigns of the parties. Nothing in this Agreement will be construed to give any person other than the parties to this  Agreement any legal or equitable right  under  or  with  respect  to  this  Agreement  or any  provision  of this
Agreement,  except  such  rights  as shall  inure to a  successor  or  permitted assignee pursuant to this SECTION 11.6.

      SECTION 11.7  SEVERABILITY.  If any  provision  of this  Agreement is held invalid  or  unenforceable  by any court of  competent  jurisdiction,  the other provisions of this Agreement  will remain in full force and effect.  The parties agree that if any provision  contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining  provisions of this Agreement valid and enforceable to the fullest extent  permitted by law and, to the extent necessary,  shall  amend or  otherwise  modify  this  Agreement  to replace  any provision  contained herein that is held invalid or  unenforceable  with a valid and enforceable provision giving effect to the intent of the parties.

      SECTION 11.8 SECTION HEADINGS,  CONSTRUCTION. The headings of Articles and
Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All Exhibits and Schedules to this Agreement are  incorporated  into and  constitute an integral part of this Agreement as if fully set forth herein. All words used in this Agreement will be construed to be of such  gender or number as the  context  requires.  The  language  used in the
Agreement shall be construed,  in all cases,  according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this  Agreement and that rules of  construction  to the effect that any

                                      -26-

ambiguities are to be resolved  against the drafting party will not be available in the interpretation of this Agreement.

      SECTION  11.9  GOVERNING  LAW.  This  Agreement  will be  governed  by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

      SECTION 11.10 COUNTERPARTS.  This Agreement may be executed in one or more counterparts,  each of  which  will be  deemed  to be an  original  copy of this
Agreement and all of which,  when taken  together,  will be deemed to constitute one and the same agreement.

      SECTION 11.11 FURTHER ASSURANCES.  The parties shall cooperate  reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their  respective  obligations  under this
Agreement,  and the parties agree (a) to furnish upon request to each other such further  information,  (b) to  execute  and  deliver  to each  other  such other documents,  and (c) to do such other acts and things, all as the other party may reasonably  request for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereby.

      SECTION  11.12  LEGAL  FEES.  In the  event  that  legal  proceedings  are commenced by Buyer against  Seller,  or by Seller against  Buyer,  in connection with  this  Agreement  or the  transactions  contemplated  hereby,  the party or parties  that  do not  prevail  in such  proceedings  shall  pay the  reasonable
attorneys'  fees  and  expenses   incurred  by  the  prevailing  party  in  such
proceedings  in the event of a ruling by a court of  competent  jurisdiction  in favor of the prevailing party.

                              REMAINING PAGE BLANK

                                      -27-

                            ASSET PURCHASE AGREEMENT
                                 SIGNATURE PAGE

      IN  WITNESS  WHEREOF,  the  parties  have  executed  this  Asset  Purchase
Agreement as of the date first written above.

                                       BUYER:

                                       GLOBALOPTIONS GROUP, INC.

                                       By: /s/ Harvey W. Schiller
                                           -------------------------------------
                                       Name: Harvey W. Schiller, Ph.D.
                                             -----------------------------------
                                       Its: Chairman and Chief Executive Officer
                                            ------------------------------------

                                       SELLER:

                                       FACTICON, INC.

                                       By: /s/ James A. Jensen
                                           -------------------------------------
                                       Name: James A. Jensen
                                             -----------------------------------
                                       Its: President
                                            ------------------------------------

                            ASSET PURCHASE AGREEMENT
                                 SIGNATURE PAGE